  Exhibit 99.1
Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Third Quarter 2017
Financial Results

HOUSTON, TX – (PR Newswire – November 13, 2017) – Yuma Energy, Inc. (NYSE American: YUMA) (the “Company” or “Yuma”) today announced its financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights

●
Net average production of 2,348 Boe/d for the third quarter of 2017, a 53.5 percent increase over the third quarter of 2016.

●
Cash provided by operations of $4,472,028 for the nine months ended September 30, 2017, compared to cash used in operations of $927,802 in the same period in 2016.

●
Yuma’s Permian Basin acreage position has increased to 3,068 acres (2,685 net acres) in Yoakum County, Texas to horizontally develop the San Andres Oil Play. Yuma is the operator of the acreage with an 87.5 percent working interest, and has spud its salt water disposal well and intends to drill its first joint venture well in 2017, as well as continue to acquire additional acreage within its 33,280 acre Area of Mutual Interest (“AMI”).

●
Yuma’s borrowing base on its credit facility was reaffirmed on September 8, 2017 at $40.5 million, with the next scheduled redetermination set for April 1, 2018.

Recent Developments

●
Yuma closed its common stock offering of 9,600,000 shares of common stock on October 3, and subsequently on October 31, 2017, the Underwriters exercised their overallotment option and purchased 500,000 additional shares of common stock to bring the total gross proceeds of the offering to $10,100,000 before deducting underwriters’ fees and offering expenses.

Management Comments

Sam L. Banks, CEO of Yuma Energy, Inc., commented, “We have continued to increase our acreage position in the Permian Basin at very attractive prices and are currently preparing to drill our first horizontal well and salt water disposal well in the San Andres horizontal oil play. We intend to finish drilling operations for both wells in 2017 and to establish commercial production during the first quarter of 2018. We continue to believe that increasing our exposure to the Permian Basin, and more specifically the San Andres horizontal oil play, will lead to significant shareholder value over time. As can be seen in the results of our first three quarters, the merger with Davis has improved our cash flows and financial position and significantly increased our production.”

Financial Results

Production

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by us for the three and nine months ended September 30, 2017 and 2016, and the average sales price per unit sold.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Production volumes:
Crude oil and condensate (Bbls)	57,134	32,242	199,774	106,257
Natural gas (Mcf)	757,361	507,521	2,442,899	1,553,906
Natural gas liquids (Bbls)	32,694	23,903	101,260	74,282
Total (Boe) (1)	216,055	140,732	708,184	439,523
Average prices realized:
Crude oil and condensate (per Bbl)	$47.86	$43.45	$48.42	$39.27
Natural gas (per Mcf)	$3.04	$2.46	$3.05	$2.12
Natural gas liquids (per Bbl)	$23.81	$16.66	$23.68	$14.96

(1)
Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

Revenues

The following table presents our revenues for the three and nine months ended September 30, 2017 and 2016.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sales of natural gas and crude oil:
Crude oil and condensate	$2,734,269	$1,400,837	$9,673,049	$4,172,477
Natural gas	2,304,154	1,249,148	7,445,564	3,295,258
Natural gas liquids	778,460	398,264	2,397,398	1,111,402
Total revenues	$5,816,883	$3,048,249	$19,516,011	$8,579,137

 Expenses

The Company’s lease operating expenses (“LOE”) and LOE per Boe for the three and nine month periods ended September 30, 2017 and 2016, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Lease operating expenses	$1,506,747	$810,115	$5,049,551	$2,043,298
Severance, ad valorem taxes and
marketing	1,002,605	423,511	3,180,189	1,268,104
Total LOE	$2,509,352	$1,233,626	$8,229,740	$3,311,402

LOE per Boe	$11.61	$8.77	$11.62	$7.53
LOE per Boe without severance,
ad valorem taxes and marketing	$6.97	$5.76	$7.13	$4.65

Commodity Derivative Instruments

Commodity derivative instruments open as of September 30, 2017 are provided below. Natural gas prices are NYMEX Henry Hub prices, and crude oil prices are NYMEX West Texas Intermediate.

	2017	2018	2019
	Settlement	Settlement	Settlement
NATURAL GAS (MMBtu):
Swaps
Volume	517,916	1,725,133	373,906
Price	$3.13	$3.00	$3.00

3-way collars
Volume	41,712	-	-
Ceiling sold price (call)	$3.39	-	-
Floor purchased price (put)	$3.03	-	-
Floor sold price (short put)	$2.47	-	-

CRUDE OIL (Bbls):
Swaps
Volume	31,927	195,152	156,320
Price	$52.24	$53.17	$53.77

3-way collars
Volume	26,637	-	-
Ceiling sold price (call)	$77.00	-	-
Floor purchased price (put)	$60.00	-	-
Floor sold price (short put)	$45.00	-	-

About Yuma Energy, Inc.

Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s operations have focused on onshore properties located in central and southern Louisiana and southeastern Texas where it has a long history of drilling, developing and producing both oil and natural gas assets. More recently, the Company has begun acquiring acreage in Yoakum County, Texas, with plans to explore and develop oil and natural gas assets in the Permian Basin. Finally, the Company has operated positions in Kern County, California, and non-operated positions in the East Texas Woodbine and the Bakken Shale in North Dakota. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, and estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and natural gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and natural gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  The Company’s annual report on Form 10-K for the year ended December 31, 2016, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Executive Vice President, Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000

Yuma Energy, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$270,359	$3,625,686
Accounts receivable, net of allowance for doubtful accounts:
Trade	3,893,803	4,827,798
Officers and employees	48,575	68,014
Common stock subscription receivable	8,690,400	-
Other	1,186,320	1,757,337
Commodity derivative instruments	359,965	-
Prepayments	347,529	1,063,418
Other deferred charges	437,165	284,305

Total current assets	15,234,116	11,626,558

OIL AND GAS PROPERTIES (full cost method):
Proved properties	490,280,184	488,723,905
Unproved properties - not subject to amortization	5,584,644	3,656,989

	495,864,828	492,380,894
Less: accumulated depreciation, depletion and amortization	(418,916,482)	(410,440,433)

Net oil and gas properties	76,948,346	81,940,461

OTHER PROPERTY AND EQUIPMENT:
Land, buildings and improvements	1,600,000	1,600,000
Other property and equipment	2,845,459	7,136,530
	4,445,459	8,736,530
Less: accumulated depreciation and amortization	(1,369,302)	(5,349,145)

Net other property and equipment	3,076,157	3,387,385

OTHER ASSETS AND DEFERRED CHARGES:
Commodity derivative instruments	415,091	-
Deposits	467,592	467,306
Other noncurrent assets	333,587	517,201

Total other assets and deferred charges	1,216,270	984,507

TOTAL ASSETS	$96,474,889	$97,938,911

Yuma Energy, Inc.
CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	September 30,	December 31,
	2017	2016

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$-	$599,341
Accounts payable, principally trade	12,922,251	11,009,631
Commodity derivative instruments	-	1,340,451
Asset retirement obligations	359,659	376,735
Other accrued liabilities	1,875,211	2,572,680

Total current liabilities	15,157,121	15,898,838

LONG-TERM DEBT	31,450,000	39,500,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	9,717,448	9,819,648
Commodity derivative instruments	-	1,215,551
Deferred rent	286,907	-
Employee stock awards	93,669	-

Total other noncurrent liabilities	10,098,024	11,035,199

COMMITMENTS AND CONTINGENCIES (Note 14)

EQUITY
Series D convertible preferred stock
($0.001 par value, 7,000,000 authorized, 1,871,373 issued as of September 30,
2017, and 1,776,718 issued as of December 31, 2016, $11.07 per share
liquidation preference)	1,872	1,777
Common stock
($0.001 par value, 100 million shares authorized, 12,559,608 outstanding as of
September 30, 2017 and 12,201,884 outstanding as of December 31, 2016)	12,560	12,202
Common stock subscribed (9,600,000 shares, funds received October 3, 2017)	9,600	-
Additional paid-in capital	54,035,879	43,877,563
Treasury stock at cost (12,433 shares as of September 30, 2017 and -0- shares as
of December 31, 2016)	(24,432)	-
Accumulated earnings (deficit)	(14,265,735)	(12,386,668)

Total equity	39,769,744	31,504,874

TOTAL LIABILITIES AND EQUITY	$96,474,889	$97,938,911

Yuma Energy, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

REVENUES:
Sales of natural gas and crude oil	$5,816,883	$3,048,249	$19,516,011	$8,579,137

EXPENSES:
Lease operating and production costs	2,509,352	1,233,626	8,229,740	3,311,402
General and administrative – stock-based
compensation	414,660	380,460	851,492	1,664,855
General and administrative – other	1,622,528	1,717,627	5,705,159	8,153,874
Depreciation, depletion and amortization	2,761,668	1,524,877	8,666,052	5,357,207
Asset retirement obligation accretion expense	138,867	51,885	418,890	158,960
Impairment of oil and gas properties	-	12,735	-	17,560,918
Bad debt expense net of recoveries	(38,706)	16,602	34,807	32,352
Total expenses	7,408,369	4,937,812	23,906,140	36,239,568

LOSS FROM OPERATIONS	(1,591,486)	(1,889,563)	(4,390,129)	(27,660,431)

OTHER INCOME (EXPENSE):
Net gains (losses) from commodity derivatives	(1,260,280)	128,177	4,434,583	(161,161)
Interest expense	(429,313)	(81,168)	(1,407,689)	(195,006)
Gain (loss) on other property and equipment	-	-	484,768	-
Other, net	14,043	1,157	56,110	14,622
Total other income (expense)	(1,675,550)	48,166	3,567,772	(341,545)

INCOME (LOSS) BEFORE INCOME TAXES	(3,267,036)	(1,841,397)	(822,357)	(28,001,976)

Income tax expense	2,539	33,635	8,489	6,866

NET INCOME (LOSS)	(3,269,575)	(1,875,032)	(830,846)	(28,008,842)

PREFERRED STOCK:
Dividends paid in kind	359,311	335,199	1,048,221	981,347

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$(3,628,886)	$(2,210,231)	$(1,879,067)	$(28,990,189)

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.29)	$(0.30)	$(0.15)	$(3.89)
Diluted	$(0.29)	$(0.30)	$(0.15)	$(3.89)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
Basic	12,483,724	7,444,542	12,311,087	7,446,986
Diluted	12,483,724	7,444,542	12,311,087	7,446,986

Yuma Energy, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net income (loss) to net cash provided by (used in)
operating activities:
Net income (loss)	$(830,846)	$(28,008,842)
Depreciation, depletion and amortization of property and equipment	8,666,052	5,357,207
Impairment of oil and gas properties	-	17,560,918
Amortization of debt issuance costs	277,293	-
Net deferred income tax expense	-	6,866
Deferred rent liability, net	163,962	-
Stock-based compensation expense	851,492	1,664,855
Settlement of asset retirement obligations	(430,415)	(17,890)
Accretion of asset retirement obligation	418,890	158,960
Bad debt expense	34,807	32,352
Net (gains) losses from commodity derivatives	(4,434,583)	161,161
Gain on sales of fixed assets	(556,141)	-
Loss on write-off of abandoned facilities	71,373	-
Gain on write-off of liabilities net of assets	(34,835)	-
Changes in assets and liabilities:
Decrease in accounts receivable	736,959	2,988,184
(Increase) decrease in prepaids, deposits and other assets	715,603	656,948
(Decrease) increase in accounts payable and other current and
non-current liabilities	(1,177,583)	(1,488,521)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,472,028	(927,802)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(5,964,781)	(9,878,724)
Proceeds from sale of oil and gas properties	5,400,563	-
Proceeds from sale of other fixed assets	645,791	-
Derivative settlements	1,103,525	1,319,517
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,185,098	(8,559,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	-	9,000,000
Net repayments on the senior credit facility	(8,050,000)	-
Repayments of borrowings - insurance financing	(599,341)	-
Debt issuance costs	(323,593)	-
Costs for common stock offering	(15,087)	-
Treasury stock repurchases	(24,432)	(408,323)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(9,012,453)	8,591,677

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,355,327)	(895,332)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,625,686	4,064,094

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$270,359	$3,168,762

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$1,021,249	$193,985
Income tax refund	$20,699	$-
Supplemental disclosure of significant non-cash activity:
(Increase) decrease in capital expenditures financed by accounts payable	$(3,291,386)	$498,140
Common stock subscription receivable (net of $909,600 offering costs at closing)	$8,690,400	$-
Other accrued offering expenses	$271,227	$-